Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-1 of our report dated August 14, 2023, with respect to the financial statements of GraniteShares Platinum Trust for the fiscal year ended June 30, 2023, included in its 2023 Annual Report (Form 10-K) and to the references to our firm.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 15, 2024